UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 14, 2005 (October 11, 2005)

Rockwell Automation, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-12383 (Commission File Number)	25-1797617 (IRS Employer Identification No.)

777 East Wisconsin Avenue, Suite 1400
Milwaukee, Wisconsin 53202
(Address of Principal Executive Offices) (Zip Code)

(414) 212-5299
(Registrant’s telephone number, including area code)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

        __ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        __ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        __ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        __ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

                         On October 11, 2005, Rockwell Automation, Inc. (“Rockwell”) issued unsecured commercial paper obligations in an aggregate principal amount of $300 million with various maturities between 1 and 28 days. The weighted average interest rate of this issuance was 3.84% per annum. The commercial paper was offered and sold in privately negotiated transactions pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended. Proceeds of the commercial paper were used to partially fund a voluntary contribution to Rockwell’s U.S. qualified pension plan trust, which was made on October 11, 2005. As these obligations mature, Rockwell anticipates that it will issue additional short-term, unsecured commercial paper obligations to refinance all or part of the commercial paper borrowings detailed above.

(Page 2 of 3 Pages)

SIGNATURE

                 Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWELL AUTOMATION, INC. (Registrant)
By	/s/ Douglas M. Hagerman

Douglas M. Hagerman Senior Vice President, General Counsel and Secretary

Date: October 14, 2005 (Page 3 of 3 Pages)